                         INDEPENDENT AUDITORS' CONSENT


  We consent to the use in Amendment #4 to the Registration Statement of New Directions Manufacturing, Inc. on Form SB-2 of our reports dated May 30, 1996 and November 10, 1997, appearing in the Prospectus, which is part of this Registration Statement.


 /s/ Albright, Persing & Associates, Ltd.
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ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
December 4, 1997